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                                                                    EXHIBIT 99.1

                                                           For Immediate Release

Media Contact
Melanie de Vries
Childtime Learning Centers, Inc.
38345 West 10 Mile Road, Suite 100
Farmington Hills, MI  48335
248-476-3200
http://www.childtime.com

CHILDTIME LEARNING CENTERS REPORTS THAT THE COMPANY HAS RECEIVED NOTICE OF CONTINUED LISTING

FARMINGTON HILLS, MI, February 10, 2003 -- Childtime Learning Centers, Inc. (NASDAQ: CTIME), today announced that it had received notice from a Nasdaq Listing Qualifications Panel of Nasdaq's determination to continue the listing of the Company's securities on The Nasdaq SmallCap Market. As a result, the Company's symbol will be changed from CTIME to CTIM, effective with the open of business on Tuesday, February 11, 2003.

Nasdaq's determination followed a written hearing before a Nasdaq Listing Qualifications Panel on January 10, 2003. In reaching its decision, the Nasdaq Listing Qualifications Panel noted that the Company appears to satisfy Nasdaq's filing requirement and all other requirements for continued listing on The Nasdaq SmallCap Market.

Childtime Learning Centers, Inc., of Farmington Hills, MI, acquired Tutor Time Learning Systems, Inc. on July 19, 2002 and is now one of the nation's largest publicly traded child care providers with operations in 29 states, the District of Columbia and internationally. Childtime Learning Centers, Inc. has over 7,500 employees and provides education and care for over 50,000 children daily in over 450 corporate and franchise centers nationwide.